                                VOTING AGREEMENT

                  THIS VOTING AGREEMENT is made and entered into this 25th day of July, 2000 (this "Agreement"), among Liberty Media Corporation, a Delaware corporation ("Liberty"), and the stockholders each other person and entity listed on the signature pages hereof (each, a "Stockholder").

                              W I T N E S S E T H :

                  WHEREAS each Stockholder is the record holder on the date hereof of the number of shares of Common Stock, par value $.01 per share ("VSC Stock"), of Video Services Corporation, a Delaware Corporation ("VSC") set forth opposite such Stockholder's name on Exhibit A hereto (all such shares and any shares of VSC Stock hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the "Shares");

                  WHEREAS, concurrently with the execution and delivery of this Agreement, AT&T Corp., a New York corporation ("AT&T"), E-Group Merger Corp., a Delaware corporation and a wholly-owned subsidiary of AT&T ("Merger Sub"), Liberty and VSC are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into VSC upon the terms and subject to the conditions provided for therein;

                  WHEREAS, as a condition to the willingness of Liberty to enter into the Merger Agreement, Liberty has required that each Stockholder agree, and, in order to induce Liberty to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to enter into this Agreement with respect to all the Shares of such Stockholder;

                  WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                  NOW, THEREFORE, in consideration of the premises, covenants and representations contained herein and in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                VOTING OF SHARES

                  1.1 Voting of Shares. Each Stockholder hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of VSC, however called (whether, annual, special or adjourned), and in any action by written consent of the stockholders of VSC, such Stockholder shall vote all Shares and all other voting securities of VSC owned beneficially or of record by such Stockholder, or with respect to which such Stockholder has the right to vote or control the voting (or execute, or control the execution of, as stockholder, any consent, certificate or other document relating to VSC that the law of the State of Delaware may permit or require): (a) in favor of approval and adoption of the Merger Agreement, the Merger, the Merger Proposal and any other transactions contemplated by the Merger Agreement for which a stockholder vote is required and (b) against any other proposal for any investment in, acquisition of, business combination with or other extraordinary transaction regarding VSC or any direct or indirect subsidiary or division thereof, including, without limitation, any merger, purchase or sale of securities or purchase or sale of assets outside the ordinary course of business. Each Stockholder acknowledges receipt of a copy of the Merger Agreement. Notwithstanding the foregoing, a Stockholder shall not be required to vote in favor of the approval and adoption of the Merger Agreement, the Merger or the Merger Proposal if, following the date hereof and without the consent of such Stockholder, the Merger Agreement is amended and such amendment (x) materially changes the consideration to be received by stockholders of VSC in the Merger or (y) imposes any material obligations on such Stockholder following the Merger.

                  1.2 Proxy. Each Stockholder hereby irrevocably appoints Liberty (and any officer of Liberty), with full power of substitution, the proxy of such Stockholder with full power and authority, in the event that such Stockholder shall at any time fail to perform its obligations under Section 1.1 hereof, to vote or act by consent in respect of its Shares and all of its other voting securities of VSC exclusively as provided in Section 1.1. The proxy hereby granted shall, for the term of this Agreement, be irrevocable and shall be deemed coupled with an interest, in accordance with Section 212 of the Delaware General Corporation Law.

                  1.3 Further Assurances. Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to carry out the provisions of this Agreement.

                                    ARTICLE 2
                                    COVENANTS

                  2.1 Restrictions on Transfer. Each Stockholder hereby covenants and agrees that such Stockholder shall not, and shall not permit any company, trust or other entity controlled by such Stockholder to, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option, or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of its Shares or any other voting securities of VSC or any interest therein or securities convertible there into or any voting rights with respect thereto (except, in the case of a transfer, if the transferee agrees in writing to be bound by the terms and conditions of this Agreement), (ii) except as contemplated by this Agreement and the

Merger Agreement, grant any proxy or power of attorney with respect to its Shares or any other voting securities of VSC, deposit any of its Shares or any other voting securities of VSC into a voting trust or enter into a voting agreement with respect to its Shares or any other voting securities of VSC; or
(iii) take any action that would have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement. Each Stockholder hereby agrees with, and covenants to, each other party hereto, that such Stockholder shall not request that VSC register the transfer (book entry or otherwise) of any certificate or uncertificated interest representing any of its Shares, unless such transfer is made in compliance with this Agreement (including the provisions of this Section 2.1).

                  2.2 Changes in VSC Stock. In the event of a stock dividend or distribution, or any change in VSC's stock by reason of any stock dividend, split-up, reclassification, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

                                    ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

                  Each Stockholder, severally and not jointly, hereby represents and warrants to Liberty as follows:

                  3.1 Due Organization; Authority Relative to this Agreement. Such Stockholder, if it is a trust, corporation or other legal entity, is duly organized and validly existing under the laws of the jurisdiction of its organization. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the performance by such Stockholder of its obligations thereunder have been duly and validly authorized by all necessary action on the part of such Stockholder, and no other proceedings on the part of such Stockholder are necessary to authorize such execution, delivery and performance. This Agreement has been duly and validly executed and delivered by or on behalf of such Stockholder and, assuming its due authorization, execution and delivery by Liberty, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

                  3.2 Title to Shares. Such Stockholder is the record or beneficial owner of its Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, proxy or voting restrictions, charges and other encumbrances of any nature whatsoever, except as provided for herein and as contemplated by the Merger Agreement, and, with respect to any Shares held by a Stockholder as trustee for the benefit of any other person, except for the rights of all beneficiaries under such trusts, which rights are not inconsistent with the provisions of this Voting Agreement. Except as set forth in the Disclosure Schedule attached to the Merger Agreement, such Stockholder does not own or hold any rights to acquire any additional shares of VSC Stock or other securities of VSC or any interest therein or any voting rights with respect to any additional shares of VSC Stock or any other securities of VSC.

                  3.3 No Conflict. The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations hereunder shall not (i) conflict with or violate the trust and/or organizational documents of such Stockholder, (ii) conflict with or violate any order, judgment or decree applicable to such Stockholder or by which its Shares or any of its other securities of VSC are bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any other person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of its Shares or any of its other securities of VSC pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or its Shares or its other securities of VSC are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay the performance by such Stockholder of its obligations under this Agreement.

                                    ARTICLE 4
                                     GENERAL

                  4.1 Term. This Agreement shall become effective on the date hereof and shall continue in effect until the first to occur of (i) 90 days following the termination of the Merger Agreement in accordance with its terms and (ii) the consummation of the Merger and all other transactions contemplated by the Merger Agreement. Upon termination of this Agreement, except for any rights a party may have in respect of any breach by another party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

                  4.2 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  4.3 Entire Agreement. This Agreement (together with the Merger Agreement and the other agreements and documents expressly contemplated hereby and thereby) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to such subject matter.

                  4.4 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Liberty and each of the Stockholders affected by such amendment, change, supplement, waiver, modification or termination.

                  4.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Any transfer of Shares notwithstanding, the applicable transferor shall remain liable for the performance of all of its obligations under this Agreement.

                  4.6 Severability. If any term or other provision of this Agreement or the application thereof is held invalid, illegal or incapable of being enforced to any extent by any rule of law or public policy, the remainder of this Agreement and the application of such term or provision to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law. Upon such determination that any term or other provision or application thereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms, other provisions and application of this Agreement remain as originally contemplated and to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                  4.7 Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

                  4.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and to be performed entirely within that state, without reference to rules governing conflicts of law.

                  4.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed shall be an original instrument and all of which taken together shall constitute one and the same agreement.



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
                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                     LIBERTY MEDIA CORPORATION


                                                     By: _______________________
                                                     Name: _____________________
                                                     Title: ____________________



                                                     ___________________________
                                                     ARNOLD P. FEROLITO



                                                     ___________________________
                                                     LOUIS H. SIRACUSANO



                                                     ___________________________
                                                     THERESA SIRACUSANO



                                                     ___________________________
                                                     DONALD H. BUCK



                                                     ___________________________
                                                     CAROLE BUCK



                                                     ___________________________
                                                     TERRENCE A. ELKES



                                                     ___________________________
                                                     KENNETH GORMAN

                                                     SANDLER ASSOCIATES


                                                     By: _______________________
                                                     Name: _____________________
                                                     Title: ____________________


                                                     SANDLER CAPITAL MANAGEMENT


                                                     By: _______________________
                                                     Name: _____________________
                                                     Title: ____________________


                                                     J.K. MEDIA L.P.



                                                     By: _______________________
                                                     Name: _____________________
                                                     Title: ____________________

                                    Exhibit A

                       Stockholders' Holdings of VSC Stock


Name                                                             Shares Held
----                                                             -----------
Arnold P. Ferolito                                                2,959,582
Louis H. Siracusano                                               2,508,082
Sandler Capital Management                                        1,719,000
Donald H. Buck                                                      438,681
Sandler Associates                                                  411,000
Theresa Siracusano                                                  300,000
Terrence A. Elkes                                                   460,012
Kenneth Gorman                                                      167,512
J.K. Media L.P.                                                     140,500
Carole Buck                                                          85,000
Louis H. Siracusano, Trustee                                        344,900

Total                                                             9,534,269